EXHIBIT 99.1

Contacts:

Alphatec Holdings, Inc.

Gordon C. Bigler

Vice President of Finance, Investor Relations & Corp. Communications

760.494.6667

gbigler@alphatecspine.com

Alphatec Holdings, Inc. Announces Record Fourth Quarter and Fiscal Year 2007

Revenue and Financial Results

CARLSBAD, Calif., February 13, 2008 — Alphatec Holdings, Inc. (NASDAQ: ATEC), a medical device company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spine disorders, announced today financial results and record revenue for the fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter 2007 Results Highlights:

•	Consolidated revenues grew 11.2% to a quarterly record of $21.3 million from Q4 2006 to Q4 2007

•	U.S. revenues grew 4.9% to $17.1 million from Q4 2006 to Q4 2007

•	Asia revenue grew 45.9% to $4.3 million from Q4 2006 to Q4 2007

•	GAAP net loss per share for the quarter was $(0.24); from a GAAP net loss of $(0.34) during Q4 2006

•	Non-GAAP net loss per share for the quarter was $(0.05); from a non-GAAP net loss of $(0.12) during Q4 2006

•	Consolidated adjusted EBITDA for the quarter was $540,000; an increase of 22.7% from an adjusted EBITDA of $440,000 during Q4 2006

•	Acquired exclusive worldwide license for the V-STENT™, a revolutionary technology focused on providing solutions for the large and growing vertebral compression fracture market

•	Acquired exclusive worldwide license for the OsseoScrew, an innovative pedicle screw technology targeted at patients with osteoporosis or poor bone

•	Received 510(k) clearance from the FDA to market the DYNAMO™ Semi-Rigid Rod System

Fourth Quarter and Year End 2007 Results:

Consolidated revenues for the fourth quarter of 2007 were $21.3 million, an increase of 5.0% from the $20.3 million reported for the third quarter of 2007 and an increase of 11.2% from the $19.2 million reported for the fourth quarter of 2006. U.S. revenues for the fourth quarter of 2007 were $17.1 million, an increase of 1.6% from the $16.8 million reported for the third quarter of 2007 and an increase of 4.9% from the $16.3 million reported for the fourth quarter of 2006. Asia revenues for the fourth quarter of 2007 were $4.3 million, an increase of 21.3% from the $3.5 million reported for the third quarter of 2007 and an increase of 45.9% from the $2.9 million reported for the fourth quarter of 2006.

Net loss computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2007 was $11.2 million, or ($0.24) per share (diluted), compared with a GAAP net loss of $5.6 million, or ($0.16) per share (diluted), for the third quarter of 2007, and GAAP net loss of $11.3 million, or ($0.34) per share (diluted), for the fourth quarter of 2006. GAAP net loss for the fourth quarter of 2007 includes $7.0 million of in-process research and development expense, of which $5.0 million was associated with the license related to the V-STENT vertebral compression fracture solution technology, and $2.0 million was associated with the license related to the OsseoScrew pedicle screw technology targeted at patients with osteoporosis or poor bone.

Consolidated revenue for the year ended December 31, 2007 was $80.0 million, an increase of 8.1% from the $74.0 million reported for the year ended December 31, 2006. Net loss computed in accordance with GAAP for the year ended December 31, 2007 was $20.2 million, or ($0.54) per share (diluted), compared with GAAP net loss of $29.3 million, or ($1.07) per share (diluted), for the year ended December 31, 2006. GAAP net loss for the year ended December 31, 2007 includes $9.3 million of in-process research and development expense of which $2.3 million was associated with the acquisition of the GLIF minimally invasive access technology, $5.0 million was associated with the license related to the V-STENT vertebral compression fracture solution technology, and $2.0 million was associated with the license related to the OsseoScrew pedicle screw technology targeted at patients with osteoporosis or poor bone. In 2006, the net loss is after accretion related to our redeemable preferred stock of $3.5 million, or ($0.13) per share.

In addition to GAAP results, Alphatec reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), net earnings or net loss, and net earnings or net loss per share calculations, as adjusted or on a non-GAAP basis. A discussion of Alphatec’s use of these non-GAAP financial measures is set forth below for the three and twelve months ended December 31, 2007 and 2006, respectively.

EBITDA, as adjusted, for the fourth quarter of 2007, was $540,000 compared to adjusted EBITDA of $1.5 million for the third quarter of 2007 and compared to adjusted EBITDA of $440,000 for the fourth quarter of 2006. EBITDA, as adjusted, for the year ended December 31, 2007 was $2.8 million compared to adjusted EBITDA loss of $1.0 million for the year ended December 31, 2006.

Non-GAAP net loss, as adjusted, for the fourth quarter of 2007, was $2.3 million or ($0.05) per share (diluted), compared with a non-GAAP net loss of $1.5 million, or ($0.04) per share (diluted), for the third quarter of 2007, and non-GAAP net loss of $3.9 million, or ($0.12) per share (diluted), for the fourth quarter of 2006. Non-GAAP net loss, as adjusted, for the year ended December 31, 2007, was $8.2 million or ($0.22) per share (diluted), compared with a non-GAAP net loss, as adjusted, of $15.9 million, or ($0.58) per share (diluted), for the year ended December 31, 2006. In 2006, the net loss is after accretion related to our redeemable preferred stock of $3.5 million, or ($0.13) per share.

“Although we are pleased with our record fourth quarter and fiscal year revenue, we must continue to focus on propelling our business with high quality and innovative products. In consultation with our Board of Directors, we decided to take several one time charges in the fourth quarter that affected both our margin and our EBITDA results,” stated Dirk Kuyper, President and CEO. “We concluded that these were the appropriate actions to take in order to ensure that we move into 2008 focused on sustainable growth in revenue and operating margins. In addition to our broad product platform, we now have an exciting and innovative pipeline of products in development that are squarely focused on providing solutions for the elderly spine market, the fastest growing demographic segment of the market.”

As of December 31, 2007, cash and cash equivalents, including restricted cash, totaled $27.8 million.

Non-GAAP Information

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (generally accepted accounting principles) financial measure which represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock based compensation costs, and other non-recurring income of expense items. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles. In prior periods, EBITDA was calculated as detailed above, with the exclusion of other income.

The company believes that EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the company’s business operations. Management uses EBITDA in evaluating the overall performance of the company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the company’s business, its reliance on this measure is limited because excluded items often have a material effect on the company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per common share measures. The company believes that EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results.

The company believes that non-GAAP net earnings or net loss figures and non-GAAP net earnings or loss per share calculation provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the company’s business operations. Management uses a non-GAAP net earnings or loss calculation in evaluating the overall performance of the company’s business operations.

Conference Call

Alphatec will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec website at www.alphatecspine.com. The dial-in number for the conference call is (877) 419-6593. A live webcast of the conference call will be available online from the investor relations section of the Alphatec website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec’s website, for one year.

About Alphatec

Alphatec Holdings, Inc. (Nasdaq:ATEC) designs, develops, manufactures and markets products for the surgical treatment of spine disorders. Alphatec’s broad product portfolio and pipeline includes a variety of spinal implant products and systems focused on solutions addressing the cervical, thoracolumbar, intervertebral, minimally invasive, motion preservation, vertebral compression fractures and allograft markets. Alphatec’s “surgeons’ culture” emphasizes collaboration with spinal surgeons to conceptualize, design and co-develop a broad range of products. State-of-the-art in-house manufacturing capabilities provide a unique competitive advantage, enabling Alphatec to rapidly deliver customized solutions to meet surgeons’ and patients’ critical needs. Alphatec has 23 issued U.S. patents, six issued foreign patents and 30 pending patent applications, including 10 pending U.S. applications, six pending international applications and 15 pending foreign national applications. Alphatec’s principal product offerings are primarily focused on the global spine fusion market, which is estimated to be more than $7.0 billion in 2007. In addition to its U.S. operations, Alphatec also markets a range of spine and orthopedic products in Asia through its subsidiary, Alphatec Pacific, Inc. For more information, please visit www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec’s expected revenues in 2008, Alphatec’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its product pipeline. Alphatec cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec’s ability to maintain its level of previously reported sales growth, Alphatec’s ability to successfully control its costs, Alphatec’s ability to successfully leverage upon the experience of its Scientific Advisory Board, Alphatec’s ability to develop and expand its spine fusion business in the United States, Asia and Europe, Alphatec’s ability to enter the high-growth areas of spine disorders, including the market for disorders that are prevalent in aging patients, Alphatec’s ability to meet fiscal year 2008 revenue guidance in either the United States, Asia or Europe, Alphatec’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payor reimbursement for procedures performed using Alphatec’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, uncertainty of success in developing new products or products currently in Alphatec’s pipeline, including those products that are intended to treat disorders prevalent in aging patients uncertainty of success in bringing to market differentiated products that meet the evolving needs of the contemporary spine surgeon, the growth rate of the spine market related to aging and elderly patients, price erosion related to Alphatec’s products, failure to successfully introduce, develop and commercialize new products, failure to achieve acceptance of Alphatec’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, Alphatec’s ability to compete with other competing products and with emerging new technologies within and outside of spinal fusion, product liability exposure, patent infringement claims and claims related to Alphatec’s intellectual property. Please refer to the risks detailed from time to time in Alphatec’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data—unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues	$21,342	$19,196	$80,031	$74,005
Cost of revenues	8,728	6,117	29,824	25,700

Gross profit	12,614	13,079	50,207	48,305

Operating expenses:
Research and development	2,255	1,013	6,360	3,589
In-process research and development	7,000	—	9,344	—
Sales and marketing	7,644	9,969	29,939	33,099
General and administrative	6,871	11,681	24,250	33,731

Total operating expenses	23,770	22,663	69,893	70,419

Operating loss	(11,156)	(9,584)	(19,686)	(22,114)
Interest and other income (expense), net	221	(1,406)	74	(3,432)

Loss before taxes	(10,935)	(10,990)	(19,612)	(25,546)
Income taxes	312	334	590	270

Net loss	(11,247)	(11,324)	(20,202)	(25,816)
Accretion to redemption value of redeemable convertible preferred	—	—	—	(3,450)

Net loss applicable to common stockholders'	$(11,247)	$(11,324)	$(20,202)	$(29,266)

Net loss per common share:
Basic	$(0.24)	$(0.34)	$(0.54)	$(1.07)
Diluted	$(0.24)	$(0.34)	$(0.54)	$(1.07)
Weighted-average shares:
Basic	45,931	33,492	37,283	27,238
Diluted	45,931	33,492	37,283	27,238

ALPHATEC HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data—unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
GAAP loss before taxes, as reported	$(10,935)	$(10,990)	$(19,612)	$(25,546)
Add back significant items:
Stock-based compensation	600	386	678	3,760
In-process research and development	7,000	—	9,344	—
IPO related bonuses	—	—	—	1,615
Lawsuit settlement/plant shutdown/relocation	1,010	—	3,115	401
Severance cost (reduction)	325	7,027	(1,151)	7,564

Non-GAAP loss before taxes	(2,000)	(3,577)	(7,626)	(12,206)
Income taxes	(312)	(334)	(590)	(270)

Non-GAAP loss after taxes	(2,312)	(3,911)	(8,216)	(12,476)
Accretion to redemption value of redeemable convertible preferred	—	—	—	(3,450)

Non-GAAP loss applicable to common stockholders'	$(2,312)	$(3,911)	$(8,216)	$(15,926)

Non-GAAP Net loss per common share:
Basic	$(0.05)	$(0.12)	$(0.22)	$(0.58)
Diluted	$(0.05)	$(0.12)	$(0.22)	$(0.58)
Weighted-average shares:
Basic	45,931	33,492	37,283	27,238
Diluted	45,931	33,492	37,283	27,238

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Operating loss, as reported	$(11,156)	$(9,584)	$(19,686)	$(22,114)
Add back:
Depreciation	1,910	1,753	6,609	4,362
Amortization of intangibles	851	858	3,874	3,386

Total EBITDA	(8,395)	(6,973)	(9,203)	(14,366)

Add back significant items:
Stock-based compensation	600	386	678	3,760
In-process research and development	7,000	—	9,344	—
IPO related bonuses	—	—	—	1,615
Lawsuit settlement/plant shutdown/relocation	1,010	—	3,115	401
Severance cost (reduction)	325	7,027	(1,151)	7,564

EBITDA, as adjusted for significant items	$540	$440	$2,783	$(1,026)

ALPHATEC HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands—unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$25,843	$16,943
Restricted Cash	2,000	1,100
Accounts receivable, net	13,035	10,583
Inventories, net	20,092	13,454
Prepaid expenses and other current assets	1,968	2,234
Deferred income taxes	937	1,184

Total current assets	63,875	45,498

Property and equipment, net	12,229	12,583
Goodwill	60,003	60,389
Intangibles, net	9,634	10,185
Other assets	1,499	622

Total assets	$147,240	$129,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,948	$5,798
Accrued expenses	13,368	10,369
Lines of credit	2,546	3,163
Current portion of long-term debt	2,211	2,060

Total current liabilities	24,073	21,390

Total long term liabilities	4,705	6,464
Minority Interest	—	2,724
New redeemable preferred stock	23,612	23,703
Total equity	94,850	74,996

Total liabilities and stockholders' equity	$147,240	$129,277